EXHIBIT (H)(I)

                       TRANSFER AGENCY SERVICES AGREEMENT

         THIS AGREEMENT is made as of November 1, 1999 between PFPC INC., a Delaware corporation ("PFPC") and WT MUTUAL FUND, a Delaware business trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each, a "Portfolio"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.   DEFINITIONS. AS USED IN THIS AGREEMENT:

              (a)  "1933 ACT" means the Securities Act of 1933, as amended.

              (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

              (c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

              (d)  "CEA" means the Commodities Exchange Act, as amended.

              (e) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

              (f)  "SEC" means the Securities and Exchange Commission.

              (g) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA. (h) "SHARES" mean the shares of beneficial interest of any series or class of the Fund. (i) "WRITTEN INSTRUCTIONS" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.


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         3. DELIVERY OF DOCUMENTS.  The Fund has provided or, where  applicable, will provide PFPC with the following:

              (a) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

              (b) A copy of the Fund's most recent effective registration statement;

              (c) A copy of the advisory agreement with respect to each investment Portfolio of the Fund (each, a Portfolio);

              (d) A copy of the distribution agreement with respect to each class of Shares of the Fund;

              (e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

              (f) Copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

              (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

         4. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of its investment portfolios.

         5. INSTRUCTIONS.

              (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

              (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

              (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.


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         6.   RIGHT TO RECEIVE ADVICE.

              (a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

              (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of
                   PFPC).

              (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

              (d) PROTECTION OF PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC
                   (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written
                   Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund or, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

         8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

         9. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the

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performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.

         12. INDEMNIFICATION. (a) The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request or on the direction of or in reliance on the advice of the Fund or (b) upon Oral Instructions or Written Instructions or (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, negligence or reckless disregard of such duties and obligations.

              (b) PFPC agrees to indemnify and hold harmless the Fund from all taxes, charges, expenses, assessments, claims and liabilities arising from PFPC's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including
(without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of PFPC's or its nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

              (c) In order that the indemnification provisions contained in this
Section 12 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

         13. RESPONSIBILITY OF PFPC.

              (a) PFPC  shall be under no duty to take any  action  on behalf of

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the Fund  except  as  specifically  set forth  herein or as may be  specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

              (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC, shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to
Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. (c) Notwithstanding anything else in this
Agreement  to the  contrary  and  except  to the  limited  extent  set  forth in paragraph 13(d) below, PFPC shall not be liable to the Fund for any consequential or special losses or damages ("Special Damages") which the Fund may incur as a consequence of PFPC's performance of the services provided hereunder.

              (d) PFPC shall be liable for Special Damages incurred by the Fund only to the extent that Special Damages arise out of PFPC's or its affiliates' willful misfeasance, bad faith or negligence in performing, or reckless disregard of, their duties under this Agreement; provided, however, the liability of PFPC with respect to all such Special Damages arising during the term of this Agreement and thereafter shall be limited to One Hundred Thousand Dollars ($100,000) per transaction or series of directly related transactions; related transactions may be related as to parties, timing or subject matter.

         14. DESCRIPTION OF SERVICES.

              (a) SERVICES PROVIDED ON AN ONGOING BASIS, IF APPLICABLE.

                   (i)  Furnish state-by-state registration reports;

                   (ii) Calculate 12b-1 payments;

                   (iii) Maintain proper shareholder registrations;

                   (iv) Review new applications and correspond with shareholders to complete or correct information;

                   (v)  Direct payment processing of checks or wires;

                   (vi) Prepare and certify  stockholder  lists in  con-junction with proxy solicitations;

                   (vii) Countersign share certificates;

                   (viii)  Prepare  and  mail to  shareholders  confirmation  of activity;

                   (ix) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

                   (x)  Mail duplicate  confirmations to broker-dealers of their
                        clients'   activity,   whether   executed   through  the
                        broker-dealer or directly with PFPC;

                   (xi) Provide periodic shareholder lists and statistics to the clients;

                   (xii)Provide    detailed    data    for    underwriter/broker
                        confirmations;

                   (xiii) Prepare periodic mailing of year-end tax and statement information;

                   (xiv)Coordinate  and support the Fund's  shares  being traded on the Fund/Serv system;

                   (xv) Notify  on  a  timely  basis  the  investment   adviser,
                        accounting agent, and custodian of fund activity; and

                   (xvi)Perform other  participating  broker-dealer  shareholder services as may be agreed upon from time to time.

              (b) SERVICES PROVIDED BY PFPC UNDER ORAL INSTRUCTIONS OR WRITTEN INSTRUCTIONS.

                   (i)  Accept and post daily Fund purchases and redemptions;

                   (ii) Accept,  post  and  perform  shareholder  transfers  and exchanges; (iii) Pay dividends and other distributions;

                   (iv) Solicit and tabulate proxies; and

                   (v) Issue and cancel certificates (when requested in writing by the shareholder).

              (c)  PURCHASE OF SHARES. PFPC shall issue and credit an account of
                   an   investor,   in  the  manner   described  in  the  Fund's
                   prospectus, once it receives:

                   (i)  A purchase order;

                   (ii) Proper  information to establish a shareholder  account;
                        and

                   (iii)Confirmation  of receipt or  crediting of funds for such order to the Fund's custodian.

              (d)  REDEMPTION  OF SHARES.  PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the record holder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                   (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or
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                   (ii) Transfer  authorizations  are signed by the recordholder when Shares are held in book-entry form.

When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

              (e) DIVIDENDS AND DISTRIBUTIONS. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

              (f) SHAREHOLDER ACCOUNT SERVICES.

                   (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                   -    Any pre-authorized check plan; and

                   - Direct purchases through broker wire orders, checks and applications.


                   (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                   - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

                   -    Automatic   redemption   from  an  account   where  that
                        shareholder participates in a automatic redemption plan; and/or

                   - Redemption of Shares from an account with a checkwriting privilege.

              (g)   COMMUNICATIONS   TO   SHAREHOLDERS.   Upon  timely   Written
Instructions,   PFPC  shall  mail  all   communications   by  the  Fund  to  its
shareholders, including:

                   (i)  Reports to shareholders;

                   (ii) Confirmations of purchases and sales of Fund shares;

                   (iii) Monthly or quarterly statements;

                   (iv) Dividend and distribution notices;

                   (v)  Proxy material; and
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                   (vi) Tax form information.

              In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

              (h) RECORDS. PFPC shall maintain records of the accounts for each shareholder showing the following information:

                   (i) Name, address and United States Tax Identification or Social Security number;

                   (ii) Number and class of Shares  held and number and class of
                        Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                   (iii)Historical  information  regarding  the  account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                   (iv) Any  stop  or   restraining   order  placed   against  a
                        shareholder's account;

                   (v) Any correspondence relating to the current maintenance of a shareholder's account;

                   (vi) Information with respect to withholdings; and

                   (vii)Any  information  required  in  order  for the  transfer
                        agent  to  perform  any  calculations   contemplated  or
                        required by this Agreement.

              (i) LOST OR STOLEN CERTIFICATES. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                   (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

                   (ii) Completion  of a release and  indemnification  agreement signed by the shareholder to protect PFPC and its affiliates.

              (j) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby, release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

              (k) WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund. 15. DURATION AND Termination. This Agreement shall be effective on the date first written above and shall continue for a period of three (3) years (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each provided that it may be terminated by any party without penalty during a Renewal Term upon written notice given at least

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sixty (60) days prior to  termination.  During  either the  Initial  Term or the
Renewal Terms, this Agreement may also be terminated on an earlier date by either the Fund or PFPC for cause.

              With respect to the Fund, cause shall mean PFPC's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute "cause" under this Paragraph, PFPC must receive written notice from the Fund specifying the material breach and PFPC shall not have corrected such breach within a 30-day period. With respect to PFPC, cause includes, but is not limited to, the failure of the Fund to pay the compensation set forth in writing pursuant to Paragraph 11 of this Agreement after it has received written notice from PFPC specifying the amount due and the Fund shall not have paid that amount within a 30-day period. A constructive termination of this Agreement will result where a substantial percentage of the Fund's assets are transferred, merged or are otherwise removed from the Fund to another fund(s) that is not serviced by PFPC.

              Any notice of termination for cause shall be effective sixty (60) days from the date of any such notice. Upon the termination hereof, the Fund shall pay to PFPC such compensation as may be due for the period prior to the date of such termination. Any termination effected shall not affect the rights and obligations of the parties under Paragraphs 12 and 13 hereof.

              16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809 Attn: President; (b) if to the Fund, c/o Wilmington Trust Company 1100 North Market St., Wilmington, De., Attn:
Robert Christian; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

              17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

              18. USE OF FUND'S NAME. PFPC shall not use the name of the Fund or the Portfolios in a manner not approved prior thereto, provided, however, that the Fund shall approve all uses of its name which merely refer in accurate terms to the appointment of PFPC hereunder or which are required by the SEC or a state securities commission, and, provided, further, that in no event shall such approval be unreasonably withheld.

              19. SECURITY. PFPC represents and warrants that, to the best of its knowledge, the various procedures and systems which PFPC has implemented with regard to safeguarding from loss or damage the Fund's blank checks, records and other data and PFPC=s records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate. The parties may review such systems and procedures on a periodic basis.

              20. REGISTRATION AS A TRANSFER AGENT. PFPC represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent.

              21. SHAREHOLDER LIABILITY. PFPC is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of

Trust of the Fund and agrees that obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and if the liability relates to one or more Portfolios, the obligations hereunder shall be limited to the respective assets of such Portfolios. PFPC agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund nor from the Trustee or any individual Trustee of the Fund.

              22. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the delegate (or assignee) is registered and qualified under the 1934 Act to act as a transfer agent; (iii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the 1940 Act; and (iv) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). In addition, PFPC, subject to the approval of the Fund, may sub-contract any of its services to be performed hereunder to one or more qualified sub-transfer agents, shareholder servicing agents or other financial institutions to facilitate access to third-party distribution networks.

              23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              24. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

              25. MISCELLANEOUS.

                   (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                   (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                   (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                   (d) PARTIAL  INVALIDITY.  If any provision of this  Agreement
shall  be  held  or  made  invalid  by  a  court  decision,   statute,  rule  or
otherwise,the remainder of this Agreement shall not be affected thereby.

                   (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                   (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                   PFPC INC.

                                                 By:/s/ Stephen M. Wynne
                                                    ----------------------------
                                                 Title: Executive Vice President
                                                        ------------------------

                                                     WT MUTUAL FUND

                                                 By:/s/ Robert J. Christain
                                                    ----------------------------
                                                 Title: President
                                                        -----------------------

                                    EXHIBIT A

         THIS EXHIBIT A, dated as of November 1, 1999, is Exhibit A to that certain Transfer Agency Services Agreement dated as of November 1, 1999 between PFPC Inc. and WT Mutual Fund.

                                   PORTFOLIOS

                    Wilmington Premier Money Market Portfolio
          Wilmington Premier Money Market Portfolio-Institutional Class
                     Wilmington Prime Money Market Portfolio
             Wilmington Prime Money Market Portfolio-Investor Class
           Wilmington Prime Money Market Portfolio-Institutional Class
                           CRM Prime Money Market Fund
                   CRM Prime Money Market Fund-Investor Class
                 CRM Prime Money Market Fund-Institutional Class
                      Wilmington U.S. Government Portfolio
               Wilmington U.S. Government Portfolio-Investor Class
            Wilmington U.S. Government Portfolio-Institutional Class
                         Wilmington Tax-Exempt Portfolio
                 Wilmington Tax-Exempt Portfolio-Investor Class
               Wilmington Tax-Exempt Portfolio-Institutional Class
                               CRM Tax-Exempt Fund
                       CRM Tax-Exempt Fund-Investor Class
                     CRM Tax-Exempt Fund-Institutional Class
                  Wilmington Short/Intermediate Bond Portfolio
           Wilmington Short/Intermediate Bond Portfolio-Investor Class
        Wilmington Short/Intermediate Bond Portfolio-Institutional Class
                     Wilmington Intermediate Bond Portfolio
              Wilmington Intermediate Bond Portfolio-Investor Class
           Wilmington Intermediate Bond Portfolio-Institutional Class
                           CRM Intermediate Bond Fund
                    CRM Intermediate Bond Fund-Investor Class
                 CRM Intermediate Bond Fund-Institutional Class
                       Wilmington Municipal Bond Portfolio
               Wilmington Municipal Bond Portfolio-Investor Class
            Wilmington Municipal Bond Portfolio- Institutional Class
                             CRM Municipal Bond Fund
                     CRM Municipal Bond Fund-Investor Class
                   CRM Municipal Bond Fund-Institutional Class
                    Wilmington WT Large Cap Growth Portfolio
             Wilmington WT Large Cap Growth Portfolio-Investor Class
          Wilmington WT Large Cap Growth Portfolio-Institutional Class
                          Roxbury Large Cap Growth Fund
                      Roxbury Large Cap Growth Fund-Class A
                      Roxbury Large Cap Growth Fund-Class B
                      Roxbury Large Cap Growth Fund-Class C
                       Wilmington Large Cap Core Portfolio
               Wilmington Large Cap Core Portfolio-Investor Class
             Wilmington Large Cap Core Portfolio-Institutional Class
                       Wilmington Small Cap Core Portfolio
               Wilmington Small Cap Core Portfolio-Investor Class
             Wilmington Small Cap Core Portfolio-Institutional Class
                Wilmington International Multi-Manager Portfolio
         Wilmington International Multi-Manager Portfolio-Investor Class
      Wilmington International Multi-Manager Portfolio- Institutional Class
                      Wilmington Large Cap Value Portfolio
               Wilmington Large Cap Value Portfolio-Investor Class
            Wilmington Large Cap Value Portfolio- Institutional Class
                            CRM Large Cap Value Fund
                     CRM Large Cap Value Fund-Investor Class
                  CRM Large Cap Value Fund- Institutional Class
                       Wilmington Mid Cap Value Portfolio
                Wilmington Mid Cap Value Portfolio-Investor Class
             Wilmington Mid Cap Value Portfolio-Institutional Class
                             CRM Mid Cap Value Fund
                      CRM Mid Cap Value Fund-Investor Class
                   CRM Mid Cap Value Fund-Institutional Class
                      Wilmington Small Cap Value Portfolio
               Wilmington Small Cap Value Portfolio-Investor Class
            Wilmington Small Cap Value Portfolio-Institutional Class
                            CRM Small Cap Value Fund
                     CRM Small Cap Value Fund-Investor Class
                  CRM Small Cap Value Fund-Institutional Class

                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                    SIGNATURE
____________________________                   _____________________________

____________________________                   _____________________________

____________________________                   _____________________________

____________________________                   _____________________________

____________________________                   _____________________________

____________________________                   _____________________________